UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
March 31, 2021
Date of Report
(Date of earliest event reported)

SYNCHRONY FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road
Stamford,	Connecticut	06902
(Address of principal executive offices)		(Zip Code)
(203) 585-2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYF	New York Stock Exchange
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SYFPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers Holders.

As previously announced, on April 1, 2021, as part of a planned succession process, the following events became effective:

•Margaret Keane, 61, transitioned roles from Chief Executive Officer (“CEO”) of Synchrony Financial (the “Company”) to Executive Chair of the Board of Directors (the “Board”) of the Company.
•Brian Doubles, 45, the Company’s former President, succeeded Ms. Keane to become President and CEO, and joined the Board as a director.
•Rick Hartnack, 75, Non-Executive Chair of the Board, retired.
•Jeffrey Naylor, 62, became Lead Independent Director of the Board.

In connection with the above appointments, on March 31, 2021, the Management Development and Compensation Committee of the Board approved the below compensation arrangements, effective April 1, 2021.

For Ms. Keane:

•Annual base salary remained at $1.175 million.
•Target incentive level for purposes of annual non-equity incentive plan awards granted pursuant to the Synchrony Financial Annual Incentive Plan (the “AIP”) was reduced from 200% of base salary to approximately 170% of base salary.
•Target incentive levels for purposes of future grants of restricted stock units (“RSUs”) and performance share units (“PSUs”) awarded under the Synchrony Financial 2014 Long-Term Incentive Plan (the “LTIP”) reduced from $9 million to $6 million – 45% in RSUs and 55% in PSUs.
•Continued participation in the Company’s employee benefit plans and arrangements, with the same level of benefits that Ms. Keane received prior to such transition in the case of executive arrangements.

For Mr. Doubles:

•Annual base salary was increased from $800,000 to $1 million.
•Target incentive level for purposes of non-equity incentive plan awards granted pursuant to the AIP was increased from 150% of base salary to 175% of base salary.
•Target incentive levels for purposes of grants of RSUs and PSUs awarded under the LTIP increased from $3 million to $5.25 million – 45% in RSUs and 55% in PSUs.
•In addition, on April 1, 2021, Mr. Doubles received true-up equity grants that resulted in total 2021 awards consistent with the new role’s target incentive levels. The grants were made on the same terms and conditions as the grants that were made to Mr. Doubles on March 1, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: April 2, 2021	By:	/s/ Jonathan Mothner
	Name:	Jonathan Mothner
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL